UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant     ☒          Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NEW ULM TELECOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 5, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Ulm Telecom, Inc. (the “Company”), a Minnesota corporation, will be held at Turner Hall, located at 102 South State Street, New Ulm, Minnesota, on Thursday, May 5, 2005 at 10:00 a.m. for the following purposes:

(1)	To elect two directors for a term of three years, each to hold office until the Annual Meeting of Shareholders to be held in 2008, or until their successors are elected;

(2)	To consider and vote upon a proposal to amend Article III, Section 2 of the Company’s Articles of Incorporation, to provide that:

(a)	the issuance of shares in a Board-approved transaction to any person who, upon consummation of such transaction, would beneficially own more than 7% of the voting power of the Company’s shares requires the approval of not less than two-thirds of the members of the Company’s Board of Directors; and that

(b)	the Board may not authorize the issuance of shares which would result in a person beneficially owning more than 40% of the voting power of the Company without shareholder approval; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 22, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/   Barbara A.J. Bornhoft

Barbara A.J. Bornhoft
Corporate Secretary

New Ulm, Minnesota
April 15, 2005

        TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

TABLE OF CONTENTS

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
PROPOSAL NO. 1: ELECTION OF DIRECTORS	3
THE BOARD OF DIRECTORS AND COMMITTEES	4
NON-EMPLOYEE DIRECTOR COMPENSATION	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
EXECUTIVE COMPENSATION	7
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	9
REPORT OF AUDIT COMMITTEE	10
SHAREHOLDER RETURN PERFORMANCE GRAPH	11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	11
PROPOSAL NO. 2: AMENDMENT TO ARTICLE III, SECTION 2 OF THE ARTICLES OF INCORPORATION TO PROVIDE THAT A BOARD-APPROVED TRANSACTION AUTHORIZING AN ISSUANCE OF MORE THAN 7% OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY TO A PERSON REQUIRES THE APPROVAL OF TWO-THIRDS OF THE MEMBERS OF THE BOARD OF DIRECTORS AND MAY NOT, WITHOUT SHAREHOLDER APPROVAL, INCLUDE AN ISSUANCE PURSUANT TO WHICH A PERSON WOULD BECOME THE BENEFICIAL OWNER OF MORE THAN 40% OF THE VOTING POWER OF THE COMPANY	12
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
ANNUAL REPORT ON FORM 10-K	18
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	18
OTHER MATTERS	18

i

NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of New Ulm Telecom, Inc. (the “Company”) for use at the Annual Meeting of Shareholders and any adjournment thereof to be held commencing at 10:00 a.m., local time, on Thursday, May 5, 2005, at Turner Hall, located at 102 South State Street, New Ulm, Minnesota.

        You are urged to sign and return the enclosed proxy whether or not you plan to attend the meeting. You should specify your choices by marking the appropriate boxes on the proxy. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted in favor of each proposal.

        The persons named as proxies were selected by the Board of Directors of the Company and are directors or officers of the Company. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        The notice of annual meeting, this proxy statement and related proxy card are first being mailed to shareholders on or about April 15, 2005.

Record Date and Outstanding Common Stock

        The Board of Directors has fixed the close of business on March 22, 2005, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. Only shareholders of record at the close of business on March 22, 2005 will be entitled to vote at the meeting. On that date, there were 5,115,435 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

        Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to the Chief Executive Officer (CEO) before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the CEO before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: Bill Otis, or hand-delivered to Mr. Bill Otis before the vote at the meeting.

Voting and Solicitation

        Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. However, shareholders have the right to cumulate votes in the election of directors, as described on page 4.

        The Company will pay the cost of this solicitation, including preparing, assembling and mailing the proxies and solicitation materials. The Company is soliciting proxies principally by mail. In addition, the directors, officers and regular employees may solicit proxies personally , by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

        The presence in person or by proxy of the holders of thirty-five percent (35%) of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

        There are currently seven directors on the Board of Directors. Each director serves a three-year term and until his or her successor has been duly elected. Two directors will be elected at the annual meeting. The Board of Directors has nominated and recommends for election the two persons named herein. It is intended that proxies will be voted for such nominees. The Board of Directors believes that each nominee named herein will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

        The following table provides information with respect to the directors, including information regarding their principal occupations. Information concerning beneficial ownership of the Company’s common stock, as of March 22, 2005 can be found on page 6. We are not aware of any arrangement or understanding pursuant to which any individual is to be selected as a director or nominee. There are no familial relationships between any director or executive officer, except that the Chairman of the Board, Mr. James P. Jensen, is the brother-in-law of Mr. Gary Nelson, one of the Company’s other directors.

Nominees Proposed for Election for Terms Expiring in 2008
(including business experience during the past five years)

Name	Age	Occupation	Director Since	Term Expires

Duane Lambrecht (Director)	58	Owner/CEO, Shelter Products, Inc.	1999	2005

Paul Erick (Director)	61	Accountant, Anfinson, Riley & Thompson, PA, CPA (Jan 2005 - April 2005)	—	—

		Officer and Stockholder of Olsen, Thielen & Co., Ltd. (July 1977 - August 2000)

Directors serving Unexpired Terms
(including business experience during the past five years)

Name	Age	Occupation	Director Since	Term Expires

Rosemary Dittrich (Director)	63	Corporate Secretary, D & A Truck Line	1997	2006

Mary Ellen Domeier (Director)	63	Executive Officer, New Ulm Area Catholic Schools (Since January 2004)	1999	2006

		CEO, President and Chair, Valley Bank & Trust (May 1972 - December 2003)

Gary Nelson (Director)	67	Retired President, The Insurance Group	1982	2006

James Jensen (Chairman of the Board)	60	President, Jensen Consulting, Inc. (Since October 2003)	1982	2007

		Marketing Consultant and Sales Representative, Kohls-Weelborg Dealerships (March 2003-January 2004)

		President, Jensen Clothing, Inc. (until March 2003)

Perry Meyer (Director)	50	Farmer	1995	2007

Cumulative Voting for Directors – Vote Required

        For each share held, shareholders may cast one vote for each of the two directorships to be filled at this meeting. Each shareholder entitled to vote has the right to vote their shares on a cumulative basis in the election of directors by giving written notice of intent to do so to any officer of the Company before the meeting, or to the presiding officer at the meeting at any time before the election. If notice of such intent is given, the presiding officer at the meeting shall announce, before the election of directors, that shareholders shall vote their shares on a cumulative basis by multiplying the number of shares held by the shareholder by the number of directors to be elected. Each shareholder then may cast their votes for one candidate or may distribute the votes among any number of candidates. If no shareholder provides notice of such intent, the nominees who receive the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at the meeting will be elected to serve on the Board of Directors. If any shareholder determines to vote on a cumulative basis and an individual other than the above-stated nominees has been nominated to serve as a director, then the two nominees who receive the largest number votes, taking into account cumulative voting, will be elected to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH IN PROPOSAL NO. 1.

THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors consists of seven members with staggered terms of three years. The Board holds regular monthly meetings and some special meetings. The Board has established an Audit Committee, Steering Committee, Compensation Committee, and Strategic Planning Committee performing the functions described below. The Board also has an Ad Hoc Governance Committee and an Ad Hoc Nominating Committee that are appointed and meet as needed . The Chairman of the Board is an ex officio member of all committees. The Board held 15 meetings in 2004. All committees meet as required. Each director attended 75% or more of the Board meetings and applicable committee meetings.

        Audit Committee consists of Robert Ranweiler, Chair, Mary Ellen Domeier and Gary Nelson. All members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the NASD’s listing standards. Each member of the Audit Committee is financially literate and at least one member of the Committee has accounting or related financial management expertise. Currently, SEC regulations do not require, and the Committee has not designated, an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K. The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audit, and consults with management and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee’s Report is included on page 10 of this proxy statement and the Audit Committee’s Charter was appended to last year’s proxy statement. The Audit Committee had 5 meetings in 2004.

        Steering Committee consists of James Jensen, Chair, Duane Lambrecht, and Robert Ranweiler. This committee is responsible for the study and analysis of the Company’s financial requirements and the evaluation of the operations of the Company. The Steering Committee had 5 meetings in 2004.

        Compensation Committee consists of Perry Meyer, Chair, Rosemary Dittrich and Duane Lambrecht. Its duties are to evaluate employee compensation and staffing. The Compensation Committee also makes appropriate recommendations concerning director compensation. This committee had 6 meetings in 2004.

        Strategic Planning Committee consists of Mary Ellen Domeier, Chair, Rosemary Dittrich and Perry Meyer. This committee is to serve as a catalyst in ensuring Company management and the Board of Directors engage in ongoing strategic thinking. The Strategic Planning Committee held two joint sessions with the full Board of Directors, held 1 formal meeting, and held 6 subcommittee meetings in 2004.

Nominations

        The Company does not have a formal Nominating Committee or Nominating Committee Charter. The Company’s Board of Directors, which is comprised completely of independent directors as defined in Rule 4200(a)(15) of the NASD’s listing standards, functions as the Company’s Nominating Committee. To date, the Company feels that the full Board best represents the interests of the shareholders regarding nominations. However, the Company may appoint a Nominating Committee in 2005 if it deems it is appropriate.

        The Board has generally identified nominees based upon suggestions by current directors, management and/or shareholders. The Company’s Board member selection criteria include: integrity, education, corporate governance experience, business experience, and understanding of the Company’s industry. The Board has used these criteria to evaluate potential nominees. The Board does not evaluate proposed nominees differently depending upon who has made the recommendation. The Board has not to date paid any third party fee to assist in this process.

        Following a search, an Ad Hoc Nominating Committee identified Mr. Paul Erick as a potential nominee for director. The Board, upon the recommendation of the Ad Hoc Nominating Committee, has nominated Mr. Erick for election to the Board at the annual meeting.

        It is the Board’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Board of Directors. The Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase the size of the Board. In order for a director candidate to be considered for nomination at the annual meeting of shareholders , the recommendation must be received by the Company as provided under “Shareholder Proposals for 2006 Annual Meeting,” on page 18.

Shareholder Communications with Board

        The Board of Directors has implemented a process by which Company shareholders may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more of its directors, may send a letter addressed to:

New Ulm Telecom, Inc. 27 North Minnesota Street New Ulm, Minnesota 56073 Attention: Corporate Secretary (Board Matters)

        The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication, without first screening those communications.

        The Company encourages all of its directors and officers to attend the annual meeting of shareholders. Five of the Company’s seven directors attended the 2004 Annual Meeting of Shareholders.

NON-EMPLOYEE DIRECTOR COMPENSATION

        In 2004, the directors were paid an annual retainer of $13,600. In addition, directors received $500 for each Board and Committee meeting they attended. In 2005, the directors will be paid a $13,600 annual retainer and $600 for each Board and Committee meeting they attend. The Chairman of the

Board, who is not an employee of the Company, received an additional annual retainer of $12,000. This annual retainer will be $12,000 in 2005. The Company has a director retirement policy pursuant to which directors who leave the Board will receive $1,000 for each year of service to the Board with a maximum of $20,000 paid to any one director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 22, 2005, by (a) each person known by us to own beneficially five percent (5%) or more of our common stock (“five percent shareholders”), (b) each director and nominee for director, (c) the executive officers, and (d) directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Ruth B. Wines, Trustee of the
Ralph K. Wines & Ruth B. Wines Family Trust
216 Apolena, Newport Beach, California 92662	274,320	5.4%
Bill Otis	209,400	4.1
Robert Ranweiler (3)	64,350	1.3
Gary Nelson (4)	34,509	*
James Jensen (5)	16,743	*
Perry Meyer	12,000	*
Rosemary Dittrich (6)	11,528	*
Barbara Bornhoft	2,100	*
Mary Ellen Domeier	1,850	*
Duane Lambrecht (7)	1,150	*
Patricia Matthews	219	*
Paul Erick	100	*
Nancy Blankenhagen	90	*
All directors and officers as a group (12 persons) (8)	354,039	6.9%

_________________

* Represents less than 1.0%
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option to acquire within 60 days. Unless otherwise indicated, the address of each shareholder is c/o New Ulm Telecom, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073.

(2)	Percentage of beneficial ownership is based on 5,115,435 shares outstanding as of March 22, 2005.
(3)	Includes 61,650 shares owned by Mr. Ranweiler’s spouse.
(4)	Includes 4,509 shares owned by Mr. Nelson’s spouse.
(5)	Includes 3,654 shares owned by Mr. Jensen’s spouse.
(6)	Includes 4,500 shares owned by Ms. Dittrich’s spouse.
(7)	Includes 250 shares owned by Mr. Lambrecht’s spouse.
(8)	Includes 74,563 shares owned by the spouses of directors and officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows compensation for the Chief Executive Officer and Corporate Secretary (the “named executive officers”) for services in all capacities to the Company during fiscal years 2004, 2003 and 2002. Compensation, as reflected in this table and the tables which follow, is presented on the basis of rules of the Securities and Exchange Commission and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future. The Company has not issued any options or warrants during the fiscal years 2004, 2003 and 2002. For more information regarding the Company’s salary policies and executive compensation plans, please review the information under the caption “Report of Compensation Committee on Executive Compensation,” on page 9.

		Annual Compensation		Long Term Compensation
				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Securities Underlying SARs (#)(b)	All Other Compensation ($)(c)
Bill Otis	2004	149,930	35,100	30,000	11,572
President and Chief	2003	145,413	31,500	30,000	10,990
Executive Officer	2002	137,181	27,000	30,000	9,552

Barbara Bornhoft	2004	98,215	8,775	7,500	7,434
Vice President and	2003	93,509	7,875	7,500	6,971
Corporate Secretary	2002	87,940	6,150	7,500	6,150

_________________

(a)	Amounts for 2004, 2003 and 2002 represent cash bonuses earned as the result of converting appreciation units awarded in prior years under the Company’s Appreciation Unit Plan.

(b)	Represents appreciation units granted pursuant to the Company’s Appreciation Unit Plan. (Stock Appreciation Rights “SARs”)

(c)	Represents contributions made by the Company under its 401(k) plan.

SAR Grants in Last Fiscal Year

        The following table describes appreciation units granted in 2004 under the Company’s Appreciation Unit Plan to the named executive officers as more fully described in the “Report of Compensation Committee on Executive Compensation” on page 9. The Company did not issue any options or warrants during 2004.

	Individual Grants
	Number of Securities Underlying	Percent of Total SARs Granted to			Potential Realizable Value At Assumed Annual Rates Of Appreciation For SAR Term (b)
Name	SARs Granted (#)(a)	Employees in 2004	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Bill Otis	30,000	80%	—	12/31/2005	$19,065	$19,530
Barbara Bornhoft	7,500	20%	—	12/31/2005	$4,766	$4,883

_________________

(a)

These appreciation units expire on the third anniversary of the date of grant, at which time the appreciation units are converted to cash bonuses based on the difference between net income per share and dividends paid per share at year end over each of the three years of the appreciation units’ term.

(b)	Potential realizable value is based on assumed rates of appreciation over each of the three years of the appreciation units’ term using December 2004 financial information as a basis.

Aggregated Fiscal Year-End SAR Values

        The following table shows the number and value of appreciation units held by the named executive officers at December 31, 2004. The Company did not have any options or warrants outstanding at December 31, 2004.

Name	Shares Acquired on Exercise (#)(a)	Value Realized ($)	Number of Securities Underlying Unexercised SARs Held at December 31, 2004 (#)(b)	Value of Unexercised In-The-Money SARs at December 31, 2004 ($)(c)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Bill Otis	30,000	$35,100	-0- / 30,000	N/A /$21,672
Barbara Bornhoft	7,500	$ 8,775	-0- / 7,500	N/A /$ 5,418

_________________

(a)	Represents appreciation units converted on December 31, 2004.

(b)	Appreciation units outstanding are not considered exercisable until they expire which is on the third anniversary of the date of grant upon which they convert to a cash bonus.

(c)	Based on the difference between net income per share and dividends paid per share multiplied by outstanding appreciation units for each of 2004, 2003 and 2002.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Board of Directors
New Ulm Telecom, Inc.
P. O. Box 697
New Ulm, MN 56073

        The compensation program for the Chief Executive Officer and the Board of Directors is the responsibility of the Compensation Committee of the Board of Directors (the “Committee”). In 2004, the Committee was comprised of three directors: Messrs. Meyer and Lambrecht and Ms. Dittrich. Mr. Meyer is the Chair of the Committee.

        The philosophy for the executive compensation program is to pay competitively compared to similar-sized companies, particularly telecommunications companies.

        The 2004 salary program consisted of two elements: an annual base salary and a cash bonus under an Appreciation Unit Plan (the “Plan”). The purpose of the Plan was to reward key executives for the long-term success of the Company, and to assist in the recruitment and retention of key executives.

        When setting annual base salaries and making awards under the bonus plan, the Compensation Committee considers Company performance and compensation levels of comparable companies with a goal of remaining reasonably competitive with comparable companies.

        The Appreciation Unit Plan was designed to reward key executives with a cash bonus upon conversion of the units. The appreciation units expire on the third anniversary of the date of grant, at which time the units convert to a cash bonus. The bonus is computed by multiplying the difference between net income per share and dividends per share at year-end over each of the three years of the appreciation units’ terms by appreciation units awarded. The last appreciation units awarded were in 2002, and will expire on December 31, 2005.

        In reviewing the Chief Executive Officer’s 2004 performance, the Committee determined that Mr. Otis’ total compensation package was in alignment with the Company’s performance in 2004. The Committee also reviewed the compensation levels of executives in comparable companies, and determined that Mr. Otis’ compensation was competitive within the industry and was equitable to the Company and its shareholders.

April 1, 2005	Compensation Committee of the Board of Directors
/s/ Perry Meyer, Chair /s/ Rosemary Dittrich /s/ Duane Lambrecht

REPORT OF AUDIT COMMITTEE

Board of Directors
New Ulm Telecom, Inc.
P. O. Box 697
New Ulm, MN 56073

        The Audit Committee is responsible for overseeing management’s financial reporting practices and internal controls. The Committee operates under a written charter adopted by the Board of Directors.

        Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

        With respect to the year-end at December 31, 2004, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with the Company’s management and the independent auditors the audited financial statements as of December 31, 2004 and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America, including those matters required to be discussed by Statement on Auditing Standards (SAS) 61;

•	Received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence; and

•	Reviewed recent corporate governance initiatives, including provisions of the Sarbanes-Oxley Act of 2002.

        Based upon the review and discussion summarized above, together with the Committee’s other deliberations, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2004 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

March 28, 2005	Audit Committee of the Board of Directors /s/ Robert Ranweiler, Chair /s/ Mary Ellen Domeier /s/ Gary Nelson

SHAREHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a graph that compares the cumulative total shareholder return on our common stock to the Russell 2000 Index and to the NASDAQ Telecommunications Index. The comparison covers the period from December 31, 1999 to December 31, 2004. Shareholder return assumes reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        It is the Company’s policy that all proposed transactions by the Company with directors, officers, five percent shareholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

PROPOSAL NO. 2 – AMENDMENT TO ARTICLE III, SECTION 2 OF THE ARTICLES
OF INCORPORATION TO PROVIDE THAT A BOARD-APPROVED TRANSACTION
AUTHORIZING AN ISSUANCE OF MORE THAN 7% OF THE OUTSTANDING CAPITAL
STOCK OF THE COMPANY TO A PERSON REQUIRES THE APPROVAL OF TWO-THIRDS
OF THE MEMBERS OF THE BOARD OF DIRECTORS AND MAY NOT, WITHOUT
SHAREHOLDER APPROVAL, INCLUDE AN ISSUANCE PURSUANT TO WHICH A PERSON
WOULD BECOME THE BENEFICIAL OWNER OF MORE THAN 40% OF THE VOTING
POWER OF THE COMPANY

Background Information

        In 2004, the shareholders of the Company approved an amendment to Article III, Section 2 of the Articles of Incorporation of the Company, which relates to restrictions on ownership of stock of the Company (the “2004 Amendment”). The 2004 Amendment retained the limitation of 7% on share ownership that has been contained in the Company’s Articles of Incorporation for many years. The 2004 Amendment clarified the meaning of ownership by incorporating the definition of “beneficial ownership” contained in the Minnesota Business Corporation Act (“MBCA”). The 2004 Amendment further strengthened the ownership restriction by providing that persons who acquire more than 7% of the Company’s shares (“Excess Shares”) in violation of the ownership restriction may not vote such shares and that the Company’s Board has the right to authorize the redemption of Excess Shares. The 2004 Amendment also provided that shares authorized in a “Board-approved Transaction” or a “Shareholder-approved Transaction” would not constitute Excess Shares.

        Prior to the 2004 Amendment, the Company’s Board had no authority to authorize the issuance of shares to a person who would own in excess of 7% of the Company’s outstanding capital stock. The 2004 Amendment allows the issuance of shares to a person who would own in excess of 7% without shareholder approval when approved by the Board of Directors (“Board-approved Transaction”). An example of such an issuance would be the Company’s acquisition of another telephone company in whole or in part for stock.

Reasons for Amendment

        Subsequent to the 2004 Amendment, a shareholder raised concern over the effect of the 2004 Amendment, believing that the effect of the amendment would be to sanction a sale of control of the Company by the Board of Directors of the Company. The Board considered this concern and has stated that its purpose in recommending the 2004 Amendment to the shareholders was to strengthen the existing restriction on share ownership by providing that Excess Shares could not be voted and would be subject to redemption by the Company. The 2004 Amendment also granted the right to the Board and the shareholders to approve the issuance of Excess Shares. The Board has stated that the purpose of the 2004 Amendment was not to enable it to sell control of the Company without shareholder approval. It is the position of the Board of Directors that any transaction involving a sale of stock of the Company that would result in a person beneficially owning a majority of the voting power of the Company’s shares, would, as a matter of Board policy, be submitted to shareholders for approval, as in the case of a merger, exchange or sale of substantially all of the Company’s assets.

        The proposed amendment amends Article III, Section 2 by defining a Board-approved Transaction to require approval by two-thirds of the members of the Board, rather than the current simple majority requirement, and that the Board could not approve a stock issuance pursuant to which a person would acquire a beneficial interest equal to 40% or more of the voting power of the Company, without shareholder approval (the “Proposed Amendment”).

New Ulm Telecom’s Current Restriction on Stock Ownership

No person may beneficially own more than seven percent (7%) of New Ulm Telecom’s outstanding stock unless:

  approved by the majority of the Board of Directors, or

  approved by a majority of the voting power of all shares entitled to vote.
What The Proposed Amendment Does

The Proposed Amendment restricts our Board’s ability to authorize the issuance of stock in excess of 7% of our outstanding stock by:

  requiring the approval of at least two-thirds of the directors; and
  restricting the Board’s ability to authorize the issuance of stock that would exceed 40% of the voting power of the
   Company, without shareholder approval.

Effect of Amendment

        If the Proposed Amendment is approved, its effect will be to restrict the Board’s ability to authorize the issuance of Excess Shares by requiring two-thirds of the members of the Board to approve such issuance. The Proposed Amendment further amends the definition of Board-approved Transaction by restricting the Board’s ability to approve a stock issuance that would result in a person beneficially owning more than 40% of the voting power of the Company. A further effect of the Proposed Amendment would be to require the shareholders to approve any share issuance approved by the Board that was not approved by two-thirds of the Board members or that would result in the acquisition of more than 40% of the voting power of the Company.

        If the Proposed Amendment is not approved, the Board would continue to have the authority to approve the issuance of Excess Shares with a simple majority vote without shareholder approval, even if a change of control of the Company would result. It is the policy of the Board of Directors, however, that a transaction involving the issuance of a number of shares that would result in a person acquiring a majority of the voting power of the Company would be submitted to the Company’s shareholders for approval, even though there is no requirement under the Company’s Articles of Incorporation to do so.

        The Proposed Amendment to the Articles of Incorporation is not intended to prevent or make more difficult a takeover of the Company. The Company has had the current restriction of 7% on stock ownership since 1962. The Proposed Amendment will, however, encourage persons seeking to acquire more than 40% of the Company’s stock to negotiate at arm’s length with the Company’s Board of Directors, and if the Company’s Board determines that the issuance would be in the best interest of the Company, the proposed acquisition of shares would be required to be submitted to the Company’s shareholders for approval. The Proposed Amendment could, however, have the effect of discouraging attempts to obtain control of the Company through the issuance of common stock in a transaction which might be beneficial to the Company and its shareholders. Shareholders should recognize, however, that the Company’s existing restriction of 7% ownership already has the effect of discouraging tender offers or other attempts to obtain control of the Company.

        Neither Article III, Section 2(b) in its current form nor the Proposed Amendment relieves the Board of the Company of its fiduciary obligations to consider in good faith any proposal to acquire the Company’s stock or to acquire control of the Company. Under MBCA, the Board of Directors is obligated to make its decisions in good faith and to act in a manner that is in the best interest of the Company and its shareholders. Consistent with such fiduciary obligations, the Board of the Company will take into account the interests of all shareholders and other affected constituencies of the Company when and if a decision is to be made concerning any proposal to acquire the Company’s shares. The Company has not received any proposal to acquire the Company’s shares and is not presently aware of any pending proposal to acquire the Company’s shares or any other acquisition of shares that would trigger the Proposed Amendment to the Company’s Articles of Incorporation.

        Shareholders should also be aware that other provisions of the MBCA serve as a deterrent to an unwanted or hostile takeover, including provisions relating to “control share acquisitions” which provide that shares of a Minnesota corporation acquired in a control share acquisition have no voting rights unless such shares result from an issuance of stock by the corporation or are approved by the shareholders. In general, a control share acquisition is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have a certain range of voting power in the election of directors beginning at 20%.

        In addition, the MBCA prohibits a public corporation from engaging in a business combination with an interested shareholder for a period of four years following the date of the transaction in which the person became an interested shareholder, unless the business combination or interested shareholder’s acquisition of shares is approved by a committee of the Board in the manner prescribed by law.

        The restrictions on share ownership contained in the Company’s Articles of Incorporation, the Proposed Amendment and those under Minnesota law could diminish the opportunity for the Company’s shareholders to participate in an acquisition proposal at a price above our then current stock price. These provisions may also inhibit increases in our stock price that could result from takeover attempts.

Text of Amendment

        The Proposed Amendment would be accomplished by amending Article III, Section 2 as follows ( amended language underlined ):

Section 2. Except as provided in this Section, no person shall beneficially own more than seven percent (7%) of the outstanding capital stock of the Corporation. This restriction as to ownership shall not apply to any stock acquired by the Corporation. A person may beneficially own more than seven percent (7%) of the outstanding stock of the Corporation, subject to the conditions of Subsections (e) and (f) of this Section.

(a) For the purposes of this Section 2, the term “person” includes a natural person and an organization, as defined in Minnesota Business Corporation Act Section 302A.011, Subd. 19. The terms “ownership,” or “own” in this Section 2 shall mean and include “beneficial ownership” as defined in Minnesota Business Corporation Act Section 302A.011, Subd. 41. The term “Excess Shares” shall mean shares beneficially owned or acquired by a person that are in excess of seven percent (7%) of the outstanding capital stock of the Corporation. For purposes of this Section 2, the term “capital stock” refers to common shares of the Corporation.

(b) A determination as to whether a person’s ownership of capital stock of the Corporation includes or constitutes Excess Shares shall be made with reference to the number of shares of common stock outstanding as reported by the Corporation in its most recent report filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which sets forth the number of shares of common stock of the Corporation outstanding as of a specified date, or, if the Corporation ceases to file reports pursuant to the Exchange Act, the number of shares of outstanding common stock set forth in any report, communication or financial statement sent by the Corporation to the holders of record of its capital stock.

(c) No person who owns Excess Shares shall have voting rights with respect to Excess Shares. Excess Shares may be counted when determining whether a quorum exists for the transaction of business at a meeting of shareholders. Excess Shares may be voted following their transfer to another person who is not the beneficial owner of seven percent (7%) or more of the Corporation’s capital stock.

(d) The Corporation shall have the right, but not the obligation, upon written notice to a person owning Excess Shares, to redeem Excess Shares at a redemption price equal to the market value of the Excess Shares, as determined in accordance with Minnesota Business Corporation Act Section 302A.011, Subd. 50, on the date the Corporation mails such notice of redemption to the beneficial owner of the Excess Shares. Such right of redemption shall be exercised by the Corporation by giving notice in writing to the beneficial owner at the address of the beneficial owner as the same appears in the records of the Corporation or its transfer agent not later than the sixtieth (60th) day following the Corporation’s receipt of notice of a person’s ownership of Excess Shares. If the Corporation shall give notice to a person of its intention to redeem Excess Shares, the beneficial owner of the Excess Shares shall tender such shares to the Corporation, or its transfer agent, duly endorsed for transfer, not later than twenty (20) days following the date of such notice. Unless the Corporation is required by MBCA Section 302A.533, Subd. 3, to obtain shareholder approval for such redemption, the Corporation shall pay such redemption price of the Excess Shares to such shareholder, without interest, within twenty (20) days after receipt of the tender of such shares. If the Corporation is required, pursuant to MBCA Section 302A.533, Subd. 3 to obtain approval from its shareholders for such redemption, the Corporation shall notify the beneficial owner of the Excess Shares and, as a condition to such redemption, must obtain approval of the shareholders by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote at the Corporation’s next regular meeting or at any special meeting of shareholders, in which event such beneficial owner of Excess Shares shall not be obligated to tender the Excess Shares until such person has been notified by the Corporation that the redemption has been approved by the shareholders. Promptly upon receipt of notice of approval of redemption of the Excess Shares, the beneficial owner of the Excess Shares shall tender such shares to the Corporation, duly endorsed for transfer and, not later than twenty (20) days thereafter, the Corporation shall pay the redemption price to such tendering owner, without interest.

(e) “Excess Shares” shall not include:

(i)	any shares of capital stock authorized by the Board of Directors to be issued by the Corporation to any person without shareholder approval ( a “Board-approved Transaction”) as defined in Section 2(f), or

(ii)	any shares of capital stock issued by the Corporation to persons in a transaction approved by the holders of a majority of the voting power of all classes of shares entitled to vote at a shareholders’ meeting (“Shareholder-approved Transaction”); provided, however, that such shares may constitute Excess Shares subject to this Section 2 when transferred by the beneficial owners thereof following a Board-approved Transaction or a Shareholder-approved Transaction, to persons who, as a result of such transfers, would own more than seven percent (7%) of the Corporation’s capital stock.

(f) A “Board-approved Transaction” shall mean an authorization of the issuance of voting shares, or securities convertible into or exercisable for voting shares, approved by resolution of directors constituting not less than two-thirds (2/3) of the members of the Board, but shall not include any transaction by which any person shall, upon consummation of any such transaction, beneficially own more than forty percent (40%) of the voting power of the Corporation.

Vote Required

        Approval of Proposal No. 2 requires the affirmative vote of two-thirds (66 2/3%) of the outstanding common stock of the Company.

        The Board of Directors has unanimously adopted a resolution approving the Proposed Amendment and has directed that this matter be submitted to the shareholders for their consideration. The Board intends to vote all shares in its control, and not otherwise designated by a shareholder, in favor of the Proposal.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        The Audit Committee of the Board of Directors has appointed Kiesling Associates LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005.

        Representatives of Kiesling Associates LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        The following is a summary of fees billed by Kiesling Associates LLP for professional services rendered for the years ended December 31, 2004 and December 31, 2003.

Fee Category	2004 Fees	2003 Fees
Audit Fees	$59,677	$60,622
Audit - Related Fees	—	—
Tax Fees	10,750	9,500
All Other Fees	—	—

Total Fees	$70,427	$70,122

Audit Fees

        Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

        Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed for 2004 or 2003.

Tax Fees

        Consists of fees billed for professional services for tax compliance and tax advice.

All Other Fees

        Consists of fees for services other than the services reported above. There were no other fees billed for 2004 or 2003.

Independence

        The Audit Committee of the Board of Directors has determined that the provision of the services described above is compatible with maintaining the principal registered public accounting firm’s independence.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

        As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. On an annual basis, the Audit Committee reviews and provides pre-approval for certain types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval at the time of engagement from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services. The Audit Committee pre-approved all of the services the Company received from Kiesling Associates LLP during the year ended December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company’s officers, directors and beneficial owners of more than 10% of the Company’s common stock are required to file reports of their beneficial ownership with the Securities and Exchange Commission. Based on the Company’s review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2004, all reports required under Section 16(a) were filed with the Securities and Exchange Commission on a timely basis.

ANNUAL REPORT ON FORM 10-K

        The Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and the financial statement schedules, as filed with the Securities and Exchange Commission, to any person whose proxy is being solicited, upon written request to New Ulm Telecom, Inc ., 27 North Minnesota Street, New Ulm, Minnesota, 56073, Attention: President.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2006 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the principal executive offices of the Company at 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention Bill Otis, no later than December 16, 2005. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2006 Annual Meeting of Shareholders after February 28, 2006, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

OTHER MATTERS

        The management of the Company is unaware of any other matters that are to be presented for action at the annual meeting. Should any other matter properly come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

By Order of the Board of Directors

/s/   Barbara A.J. Bornhoft

Barbara A.J. Bornhoft
Corporate Secretary

New Ulm, Minnesota
April 15, 2005

                                                    affix label here

NEW ULM TELECOM, INC.
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

PROXY

        The undersigned hereby appoints Rosemary Dittrich, Mary Ellen Domeier, Gary Nelson, James Jensen and Perry Meyer or any of them, with power of substitution, as proxies to vote the shares of common stock of the undersigned in New Ulm Telecom, Inc. at the Annual Meeting of Shareholders to be held on May 5, 2005 at 10:00 a.m. at Turner Hall, located at 102 South State Street, New Ulm, Minnesota and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the proxy statement furnished herewith.

             Indicate your vote by an (X). The Board of Directors recommends voting FOR all items.

Item

1.	To elect two directors for a term of three years, each to hold office until the Annual Meeting of Shareholders to be held in 2008, or until their successors are elected.

_____ FOR – All Nominees _____ WITHHOLD AUTHORITY – All Nominees (Except as marked to the contrary below.)

Nominees: Paul Erick, Duane Lambrecht

Instruction: To withhold authority to vote for any nominees, mark through that nominee’s name.

2.	To consider and vote upon a proposal to amend Article III, Section 2 of the Company’s Articles of Incorporation, to provide that:

(a)

the issuance of shares in a Board-approved transaction to any person who, upon consummation of such transaction, would beneficially own more than 7% of the voting power of the Company’s shares requires the approval of not less than two-thirds of the members of the Company’s Board of Directors; and that

(b)	the Board may not authorize the issuance of shares which would result in a person beneficially owning more than 40% of the voting power of the Company without shareholder approval.

_____ FOR	_____AGAINST	_____ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS VOTING FOR ALL ITEMS. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL ITEMS. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Please mark, sign and date and return promptly in the enclosed, pre-addressed envelope.

SIGNATURE________________________________ DATE __________________________ SIGNATURE ________________________________ DATE __________________________

Please sign exactly as name(s) appear on the mailing label. If a joint account, each owner should sign. If signing for a corporation or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.